UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2006

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                           Regulation FD Disclosure

On May 8, 2006 The AES Corporation posted on its website the First Quarter 2006 Financial Review Presentation that was referenced in investor discussions during the financial review. A copy of the First Quarter 2006 Financial Review Presentation is attached hereto as exhibit 99.1.

Attached hereto as Exhibit 99.2, which is incorporated herein by reference, is a copy of certain slides used by the Company in making a presentation to analysts, potential investors and shareholders and that are expected to be used in subsequent presentations to interested parties, including analysts, potential investors and shareholders. This information is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supercedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

Item 9.01                           Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

99.1	First Quarter 2006 Financial Review Investor Presentation

99.2	The AES Corporation slide presentation made available at www.aes.com on May 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Vincent W. Mathis
Name: Vincent W. Mathis
Title: Deputy General Counsel

Date: May 10, 2006